THOR

FINANCIAL RESULTS

SECOND QUARTER

FISCAL 2025



FORWARD-LOOKING STATEMENTS

This presentation includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the effect of raw material and commodity price fluctuations, including the impact of tariffs, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored or ransom attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our independent dealers and consumers and our profitability; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; the financial health of our independent dealers and their ability to successfully manage through various economic conditions; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities; increasing costs for freight and transportation; the ability to protect our information technology systems from data breaches, cyber-attacks and/or network disruptions; asset impairment charges; competition; the impact of losses under repurchase agreements; the impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2024.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

THOR

Founded in 1980 and headquartered in Elkhart, Indiana, THOR is a global family of companies that makes it easier and more enjoyable to connect people with nature and each other to create lasting outdoor memories.


PASSPORT
BULLET

Second Quarter Fiscal 2025 Results [(1)]

Net Sales
$2.02 B

Gross Profit Margin
12.1%

Net Income (Loss)
Attributable to THOR Industries, Inc.
$(0.6) M

Unit Shipments
40,981

Diluted EPS
$(0.01)

EBITDA [(2)]
$76.3 M

Adjusted EBITDA [(2)]
$87.0 M

(1) For the fiscal quarter ended January 31, 2025
(2) See Appendix to this presentation for reconciliation of non-GAAP measures to most directly comparable GAAP financial measures

THOR

We consist of a trusted family of brands that are loved by RV consumers

NORTH AMERICAN TOWABLE SEGMENT

AIRSTREAM | CROSSROADS | CRUISER RV | DRV | Dutchmen | HEARTLAND

Highland Ridge RV | Jayco | KEYSTONE RV COMPANY | KZ | STARCRAFT | VENTURE

NORTH AMERICAN MOTORIZED SEGMENT

AIRSTREAM | ENTEGRA COACH | Jayco | THOR MOTOR COACH | TIFFIN MOTORHOMES

EUROPEAN SEGMENT

BUCCANEER | bürstner | carado

CROSSCAMP | CROSSRENT | Dethleffs

Elddis | ERIBA | ETRUSCO

FREEONTOUR | GOLDSCHMITT | HYMER

LAIKA | LMC | McRent

MOVERA | NIESMANN +BISCHOFF | rent easy

Sunlight | Xplore

Postle Aluminum Est. 1974

AIRXCEL

Aqua-Hot | Can | CLEER VISION DOORS | CLEER VISION TEMPERED GLASS | CLEER VISION WINDOWS | Coleman-Mach

dicor products | FORMA | InVision | MAXXAIR | MCD

Solace | Suburban | united shade | vixen composites | VELARIUM

Together, the THOR family of companies represents the world's largest manufacturer of recreational vehicles.

We offer a comprehensive range of RVs to inspire and empower everyone to Go Everywhere; Stay Anywhere.

THOR CONSOLIDATED NET SALES (1)

SECOND QUARTER FISCAL 2025

$2.02 billion
(8.6)% (2)


North American Towable
$828,266
41.0%
European
$612,465
30.3%
North American Motorized
$446,298
22.1%
Other, net
$131,078
6.6%

SECOND QUARTER FISCAL 2024

$2.21 billion


North American Towable
$730,968
33.1%
European
$782,294
35.4%
North American Motorized
$570,424
25.8%
Other, net
$123,683
5.7%

THOR

(1) $ in thousands
(2) As compared to the fiscal quarter ended January 31, 2024

THOR remains focused on enhancing the fundamentals of our business and executing on our strategic plan

Second Quarter Fiscal 2025 Summary

($ in thousands)	Q2 2025	Q2 2024	Change	FYTD 2025	FYTD 2024	Change
Net Sales – Segments						
North American Towable	$ 828,266	$ 730,968	13.3 %	$ 1,727,044	$ 1,676,422	3.0 %
North American Motorized	446,298	570,424	(21.8)%	951,506	1,281,583	(25.8)%
European	612,465	782,294	(21.7)%	1,217,368	1,490,495	(18.3)%
Other, net	131,078	123,683	6.0 %	264,973	259,628	2.1 %
Total	$ 2,018,107	$ 2,207,369	(8.6)%	$ 4,160,891	$ 4,708,128	(11.6)%
Gross Profit Margin %	12.1%	12.3%	(20) bps	12.7%	13.4%	(70) bps
Net Income (Loss) (1)	$ (551)	$ 7,217	(107.6)%	$ (2,383)	$ 60,782	(103.9)%
Diluted Earnings (Loss) per Share (1)	$ (0.01)	$ 0.13	(107.7)%	$ (0.04)	$ 1.13	(103.5)%
Cash Flows from Operations	$ 30,842	$ (103,868)	129.7 %	$ 61,582	$ (44,200)	239.3 %
EBITDA (2)	$ 76,344	$ 103,242		$ 158,077	$ 263,299	
Adjusted EBITDA (2)	$ 87,015	$ 108,686		$ 194,797	$ 275,604	

Second Quarter Fiscal 2025 Highlights

- Financial performance aligned with expectations due to continued macroeconomic headwinds
- Our strategic approach continues to emphasize a strong margin profile, evidenced by our margins remaining resilient despite market challenges, especially within our North American Towable segment
- FYTD cash generation from operations improved considerably on the prior-year period as we continue to execute on our proven operating model to improve our working capital position
- Strategic actions were taken to foster relationships with our dealer partners and create competitive advantage to maximize performance in the long term
- We observed signs of increased consumer confidence and dealer optimism at recent shows and events in both Europe and North America, reinforcing our belief in the foundation and future of our industry as we enter the spring selling season

THOR

(1) Attributable to THOR Industries, Inc.
(2) See the Appendix to this presentation for reconciliation of non-GAAP measures to most directly comparable GAAP financial measures


THOR

North American Towable Segment

	Q2 2025	Q2 2024	Change	FYTD 2025	FYTD 2024	Change
Net Sales [1]	$ 828,266	$ 730,968	13.3 %	$ 1,727,044	$ 1,676,422	3.0 %
Gross Profit Margin %	11.1	7.4	+370 bps	11.8	10.3	+150 bps
Wholesale Shipments [2]	28,013	21,958	27.6 %	58,031	50,065	15.9 %
Average Sales Price	$ 29,567	$ 33,289	(11.2)%	$ 29,761	$ 33,485	(11.1)%

	January 31, 2025	January 31, 2024	Change
Backlog [1]	$ 1,073,758	$ 836,202	28.4 %
Dealer Inventory [3]	76,180	74,914	1.7 %

Fiscal 2025 Second Quarter Key Drivers

- Net sales increased 13.3% year-over-year, resulting from a 27.6% increase in shipment volume offset in part by a decrease in the overall net price per unit stemming from a shift in product mix toward our lower-cost travel trailers
- Gross profit margin percentage improved 370 bps over the second quarter of fiscal 2024 mainly due to a decrease in the material cost percentage resulting from the cumulative effect of lower sales discounting and cost-saving initiatives
- Independent dealer inventory of THOR Towable products at January 31, 2025 increased 1.7% in comparison to January 31, 2024 levels, as independent dealers prepare for the upcoming spring selling season

[1] $ in thousands; [2] in units; [3] Independent Dealer Inventory of THOR products, in units


THOR

North American Motorized Segment

	Q2 2025	Q2 2024	Change	FYTD 2025	FYTD 2024	Change
Net Sales [1]	$ 446,298	$ 570,424	(21.8)%	$ 951,506	$ 1,281,583	(25.8)%
Gross Profit Margin %	7.8	10.6	(280) bps	8.1	10.9	(280) bps
Wholesale Shipments [2]	3,526	4,438	(20.5)%	7,267	10,020	(27.5)%
Average Sales Price	$ 126,573	$ 128,532	(1.5)%	$ 130,935	$ 127,902	2.4 %

	January 31, 2025	January 31, 2024	Change
Backlog [1]	$ 1,124,735	$ 1,072,687	4.9 %
Dealer Inventory [3]	10,021	12,884	(22.2)%

Fiscal 2025 Second Quarter Key Drivers

- Net sales for the second quarter of fiscal 2025 decreased 21.8% compared to the prior-year period due to a softening in current independent dealer and consumer demand for motorized products
- Gross profit margin percentage decreased 280 bps compared to the second quarter of fiscal 2024 primarily due to an increase in the material cost percentage resulting from the combined impact of the decrease in net sales volume and the increase in sales discounting
- Independent dealer inventory of THOR Motorized products at January 31, 2025 decreased 22.2% from the prior year, but is generally in line with current independent dealer preferred unit stocking levels given the current slower retail environment and higher carrying costs relative to recent historical periods

[1] $ in thousands; [2] in units; [3] Independent Dealer Inventory of THOR products, in units


THOR

European Segment

	Q2 2025	Q2 2024	Change	FYTD 2025	FYTD 2024	Change
Net Sales [(1)]	$ 612,465	$ 782,294	(21.7)%	$ 1,217,368	$ 1,490,495	(18.3)%
Gross Profit Margin %	13.2	15.3	(210) bps	14.3	16.2	(190) bps
Wholesale Shipments [(2)]	9,442	13,080	(27.8)%	18,077	24,972	(27.6)%
Average Sales Price	$ 64,866	$ 59,808	8.5 %	$ 67,343	$ 59,687	12.8 %

	January 31, 2025	January 31, 2024	Change
Backlog [(1)]	$ 1,644,015	$ 2,746,307	(40.1)%
Dealer Inventory [(3)]	25,732	24,751	3.6 %

Fiscal 2025 Second Quarter Key Drivers

- Net sales decreased 21.7% driven by a 27.8% decrease in unit shipments offset in part by the combined impact of changes in foreign currency exchange rates, product mix and price
- Gross profit margin percentage decreased 210 bps compared to the second quarter of fiscal 2024 as a result of the decrease in net sales and corresponding increase in overhead cost percentage
- Current independent dealer inventory levels of our motorized European products are generally in line with historic seasonal levels, while our towable inventory is slightly elevated

[(1)] $ in thousands; [(2)] in units; [(3)] Independent Dealer Inventory of THOR products, in units

Liquidity, low leverage ratio and strong cash flow generation position THOR to seize upon growth opportunities in both North America and Europe

($ in thousands)	As of January 31, 2025	As of January 31, 2024
Cash and Cash Equivalents	$ 373,819	$ 340,192
Availability under Revolving Credit Facility	855,000	938,000
Total Liquidity	$ 1,228,819	$ 1,278,192
Outstanding Debt [(1)]	$ 1,045,380	$ 1,429,786

Leverage Ratios [(2)]	Q2 FY 2025	Q2 FY 2024
Net Debt / TTM EBITDA	1.1 x	1.5 x
Net Debt / TTM Adjusted EBITDA	1.0 x	1.4 x

Cash Flow Generation	FYTD 2025	FYTD 2024
Cash from Operating Activities	$ 61,582	$ (44,200)

(1) Total gross debt obligations inclusive of the current portion of long-term debt

(2) See the Appendix to this presentation for reconciliation of non-GAAP measures to most directly comparable GAAP financial measures

THOR



Capital Management

PRIORITIES AND FISCAL 2025 ACTIONS

Invest in THOR's business

- *Capex investment of $51.5 million FYTD*

Pay THOR's dividend [(1)]

- *Increased regular quarterly dividend to $0.50 in October 2024*
- *Represents 15th consecutive year of dividend increases*

Reduce the Company's debt obligations

- *Payments on total debt of $90.5 million FYTD*
- *Subsequent to January 31, 2025, THOR paid down an additional $25.0 million towards the principal of its USD term loan debt*
- *Committed to long-term net debt leverage ratio target of approximately 1.0x*

Repurchase shares on a strategic and opportunistic basis

- *$421.1 million available to be repurchased under current authorizations as of January 31, 2025*

Support opportunistic strategic investments

- *Strong cash flows favorably position THOR to seize upon growth opportunities in both North America and Europe*






VOLTAGE

THOR

(1) Our Board currently intends to continue regular quarterly cash dividend payments in the future, subject to certain conditions discussed in the Liquidity and Capital Resources section of Item II: Management's Discussion and Analysis in the Company's Quarterly Report on Form 10-Q for the period ended January 31, 2025


THOR

Key takeaways from Q2 FY 2025

Financial performance for the second quarter aligned with expectations as it continued to be impacted by macroeconomic headwinds

Consolidated margin remained resilient despite the challenging market conditions

Robust cash generation as a result of management's execution of our proven operating model

Continued strategic actions to deepen dealer relationships and create competitive advantage so as to maximize performance upon the eventual return of a stronger market

Reduced our indebtedness by approximately $90.5 million fiscal year-to-date and paid down an additional $25.0 million against the principal balance of our USD term loan subsequent to January 31, 2025



Fiscal Year 2025 Guidance[1]

325,000 – 340,000 Units[2]	$9.0B – $9.5B (previously $9.0B – $9.8B)	13.8% – 14.5% (previously 14.7% – 15.2%)	$3.30 – $4.00 (previously $4.00 – $5.00)
Total North American RV Industry Wholesale Shipment Forecast for Fiscal 2025	Consolidated Net Sales	Consolidated Gross Profit Margin	Diluted Earnings per Share

Revised Full-Year Fiscal 2025 Guidance

- As anticipated, we have experienced a challenging first half of the fiscal year, but expect stronger performance in the second half of our fiscal year
- Difficult North American Motorized and European market conditions, as well as continued strategic actions with our dealer partners, have and will result in softer margins
- We expect to see a stronger retail environment in the latter half of calendar 2025 and the first half of our fiscal 2026, although recent declines in consumer confidence and evolving tariff policies create market uncertainties

Outlook

- We will remain cautious in our preparation for the remainder of the fiscal year, and will stay disciplined in our approach
- We are resolute in our belief in the strength of the foundation and future of the global RV industry and remain optimistic about consumer interest in the RV lifestyle and long-term demand for our products
- By maintaining financial discipline and focusing on strategic growth initiatives, we will successfully navigate this challenging market environment

(1) Our Fiscal Year 2025 runs from August 1, 2024 through July 31, 2025
(2) Denotes THOR's internal forecast for total North American RV Industry-wide wholesale shipments during our fiscal year period

Appendix



THOR – The Global RV Industry Leader

	NORTH AMERICAN (2)					EUROPEAN (3)
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE (1)	38.7%	40.2%	48.5%	49.9%	40.9%	23.1%
MARKET POSITION (1)	#2	#1	#1	#1	#1	#1

(1) All retail information presented is for the calendar year ended December 31, 2024.

(2) North American retail data is reported by Statistical Surveys, Inc. and is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces.

(3) European retail data is reported by the Caravaning Industry Association e.V. ("CIVD") and the European Caravan Federation ("ECF"). This information is subject to adjustment, continuously updated and is often impacted by delays in reporting by various countries (some countries, including the United Kingdom, do not report OEM-specific data and are thus excluded from the market share calculation).

RV Industry Overview

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2024	**Dec. 2023**	**Unit Change**	**% Change**
333,733	313,174	20,559	+6.6%



370.0
384.5
390.4
353.5
237.0
165.6
242.3
252.4
285.7
321.1
356.7
374.2
430.7
504.6
483.7
406.1
430.4
600.2
493.3
313.2
333.7
350.1
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2024	**Dec. 2023**	**Unit Change**	**% Change**
298,842	267,295	31,547	+11.8%



298.3
323.0
334.5
298.1
208.6
152.4
217.1
227.6
257.6
282.8
312.8
326.9
376.0
442.0
426.1
359.4
389.6
544.0
434.9
267.3
298.8
313.3
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2024	**Dec. 2023**	**Unit Change**	**% Change**
34,891	45,879	(10,988)	(23.9)%



71.7
61.4
55.8
55.4
28.4
13.2
25.2
24.8
28.2
38.3
44.0
47.3
54.7
62.6
57.6
46.6
40.8
56.2
58.4
45.9
34.9
36.8
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025 (e)

THOR

Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2025 represents the most recent RVIA "most likely" estimates from their March 2025 issue of Roadsigns

RV Industry Overview

North America



CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS (1)(2)
600,000
500,000
400,000
300,000
200,000
100,000
0
150
125
100
75
50
25
0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
RV Retail Registrations (1)
CCS Index (2)

CALENDAR YEAR RV RETAIL MARKET SHARE [1]

TOWABLE — Calendar Year Ended December 31,

	2024		2023	
	Units	Share %	Units	Share %
THOR Industries	**119,656**	**38.0 %**	**136,468**	**40.5 %**
Forest River	117,908	37.4 %	117,979	35.1 %
Grand Design	27,418	8.7 %	30,757	9.1 %
Alliance	5,531	1.8 %	3,905	1.2 %
Gulfstream	5,109	1.6 %	5,483	1.6 %
All Others	39,557	12.5 %	42,009	12.5 %
Industry Total	315,179		336,601	

MOTORIZED — Calendar Year Ended December 31,

	2024		2023	
	Units	Share %	Units	Share %
THOR Industries	**18,862**	**47.2 %**	**22,060**	**48.7 %**
Forest River	7,623	19.1 %	8,012	17.7 %
Winnebago	6,682	16.7 %	7,624	16.8 %
REV Group	2,802	7.0 %	2,967	6.6 %
Gulfstream	520	1.3 %	580	1.3 %
All Others	3,468	8.7 %	4,034	8.9 %
Industry Total	39,957		45,277	

THOR

(1) Source: Statistical Surveys, Inc., U.S. and Canada; Calendar Years ended December 31, 2024 and 2023
(2) Source: The Conference Board, Consumer Confidence Survey®, through December 2024

RV Industry Overview: Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans Calendar Year Ended December 31, 2024	2023	Change	Motorcaravans & Campervans Calendar Year Ended December 31, 2024	2023	Change	Total Calendar Year Ended December 31, 2024	2023	Change
Germany	21,674	21,896	(1.0)%	74,718	68,469	9.1 %	96,392	90,365	6.7 %
France	7,387	7,448	(0.8)%	26,396	23,936	10.3 %	33,783	31,384	7.6 %
U.K.	11,444	13,193	(13.3)%	16,447	12,179	35.0 %	27,891	25,372	9.9 %
All Others	20,360	21,316	(4.5)%	42,781	41,906	2.1 %	63,141	63,222	(0.1)%
Total	**60,865**	**63,853**	(4.7)%	**160,342**	**146,490**	9.5 %	**221,207**	**210,343**	5.2 %

The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly. Industry wholesale shipment data for the European RV market is not available.

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1] [2]


203
320
210
310
208
366
189
289
154
206
150
228
156
247
147
264
137
304
140
333
152
376
168
416
190
471
202
493
211
465
236
522
261
570
219
449
210
382
221
355
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Europe
North America

(1) Source: European Caravan Federation; CYTD December 31, 2024 and 2023; European retail registration data available at www.CIVD.de

(2) Source: Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com

Data from RVers support the foundation and future of the RV industry

Significant Growth in RV Ownership

97%

increase in RV ownership for leisure travelers since 2014 [(1)]

New Campers Continue to Enter the Market

5.8 million

of 2024 campers were first timers [(2)]

Strong Interest Shown in RV Lifestyle

16.9 million

households have shown interest in owning an RV in the next five years [(3)]

Consumer Purchase Intent Remains High

76%

of potential RV buyers planning to purchase within the next two years plan to do so within the next 12 months [(4)]

(1) KOA 2024 Camping & Outdoor Hospitality Report
(2) The Dyrt 2025 Camping Report
(3) GO RVing 2025 RV Ownership Demographic Profile
(4) THOR US 2025 RV Purchase Impact Study

THOR

Additional Metrics



NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS
112,000
121,300
87,800
86,200
1/31/22
1/31/23
1/31/24
1/31/25
Inventory Units



EUROPEAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS (2)
24,800
25,700
1/31/24
1/31/25
Inventory Units

RV BACKLOG OF

$3.84 billion

(17.5)% (1)



$4,655,196
$2,746,307
$1,072,687
$836,202
$3,842,508
$1,644,015
$1,124,735
$1,073,758
1/31/24
1/31/25
NA Towables
NA Motorized
European

(1) As compared to January 31, 2024

(2) Comparable independent dealer inventory unit information was not available prior to July 31, 2023

Quarterly EBITDA Reconciliation

($ in thousands)	TTM Fiscal Quarters					
	2QFY24	3QFY24	4QFY24	1QFY25	2QFY25	TTM
Net Income (Loss)	**$ 5,326**	**$ 113,577**	**$ 91,464**	**$ (873)**	**$ (3,089)**	**$ 201,079**
Add Back:						
Interest Expense, Net [1]	28,229	21,830	18,410	15,228	11,950	67,418
Income Tax Provision (Benefit)	1,568	28,773	35,554	(283)	1,489	65,533
Depreciation and Amortization of Intangible Assets	68,119	68,151	73,597	67,661	65,994	275,403
EBITDA	**$ 103,242**	**$ 232,331**	**$ 219,025**	**$ 81,733**	**$ 76,344**	**$ 609,433**
Add Back:						
Stock-Based Compensation Expense	9,246	9,351	8,852	10,537	8,073	36,813
Change in LIFO Reserve, net	(3,000)	(5,000)	(6,494)	—	(1,500)	(12,994)
Net Expense (Income) Related to Certain Contingent Liabilities	(4,200)	(2,700)	(1,079)	—	—	(3,779)
Non-Cash Foreign Currency Loss (Gain)	1,724	1,575	(1,380)	3,392	1,254	4,841
Market Value Loss (Gain) on Equity Investments	530	(581)	117	388	384	308
Equity Method Investment Loss (Gain)	3,502	2,890	779	2,254	2,251	8,174
Weather-Related Losses	—	2,500	—	—	—	2,500
Debt Amendment Expenses	7,175	—	—	—	—	—
Employee & Facility Strategic Initiatives	—	—	—	15,459	—	15,459
Other Loss (Gain), Including Sales of PP&E	(9,533)	(4,267)	(1,428)	(5,981)	209	(11,467)
Adjusted EBITDA	**$ 108,686**	**$ 236,099**	**$ 218,392**	**$ 107,782**	**$ 87,015**	**$ 649,288**
Net Sales	$ 2,207,369	$ 2,801,113	$ 2,534,167	$ 2,142,784	$ 2,018,107	$ 9,496,171
Adjusted EBITDA Margin (%)	**4.9 %**	**8.4 %**	**8.6 %**	**5.0 %**	**4.3 %**	**6.8 %**
Total Long-Term Debt as of January 31, 2025 [2]						**$ 1,045,380**
Less: Cash and Cash Equivalents						**373,819**
Net Debt						**$ 671,561**
Net Debt / TTM EBITDA						**1.1 x**
Net Debt / TTM Adjusted EBITDA						**1.0 x**

(1) Includes $7,566 of costs associated with the debt amendment for 2QFY24 as discussed in Note 13 to the Consolidated Financial Statements of the Company's Annual Report on Form 10-K for the period ended July 31, 2024.

(2) Total debt obligations as of January 31, 2025 inclusive of the current portion of long-term debt.

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period, particularly in periods with unusual or one-time items. Adjusted EBITDA is defined as net income (loss) before net interest expense, income tax expense (benefit) and depreciation and amortization adjusted for certain unusual items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.



INVESTOR RELATIONS CONTACT

Jeff Tryka, CFA
Lambert Global
jtryka@lambert.com
(616) 295-2509

THO
LISTED
NYSE

www.thorindustries.com

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